SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 --------------



Date of Report (Date of earliest event reported): December 2, 1999


                         INDUSTRIAL IMAGING CORPORATION
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


  Delaware                      0-15520                           05-0396504
----------------           -------------------               -------------------
(STATE OR OTHER               (COMMISSION                       (IRS EMPLOYER
JURISDICTION OF               FILE NUMBER)                   IDENTIFICATION NO.)
INCORPORATION)


847 ROGERS STREET, LOWELL, MASSACHUSETTS                             01852
------------------------------------------                       ------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


Registrant's telephone number, including area code: (978) 937-5400


                                 Not Applicable
         ---------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                TABLE OF CONTENTS

                                    FORM 8-K

                                December 6, 1999

ITEM                                                                        PAGE

Item 4.  Changes in Registrant's Certifying Accountant                        1

Signatures                                                                    2

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On December 2, 1999, the Registrant engaged Cayer Prescott Clune & Chatellier, LLP ("CPCC") as its new independent auditors for the Registrant's fiscal year ending March 31, 1999. During the fiscal years ending March 31, 1998 and March 31, 1999, and the subsequent interim periods, the Registrant did not consult with CPCC on items which involved (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Registrant's financial statements, or (iii) the subject matter of a disagreement or event set forth in
Item 304(a)(1)(iv) of Regulation S-B.

         CPCC served as the independent auditors for the Registrant for the fiscal years ended March 31, 1996 and March 31, 1995 when the Registrant was a publicly held Rhode Island corporation known as Orbis, Inc. ("Orbis"). In
February 1997, the Registrant acquired Triple I, a privately held Delaware corporation, in a transaction whereby the shareholders of Triple I exchanged 100% of the outstanding Triple I Common Stock, $.01 par value, for approximately 90% ownership of the Registrant (the "Exchange"). Immediately prior to the Triple I transaction, Orbis reincorporated under the laws of Delaware, completed an 18:1 reverse split of its Common Stock and changed its name to Industrial Imaging Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INDUSTRIAL IMAGING CORPORATION
                                           (Registrant)

DATE: DECEMBER 6, 1999                     BY: /S/ JUAN J. AMODEI, PH.D.
                                              ----------------------------------
                                           Juan J. Amodei, Ph.D.
                                           President and Chief Executive Officer







                                      -2-